EXHIBIT 4.11


                                     WARRANT

                  TO SUBSCRIBE FOR AND PURCHASE COMMON STOCK OF

                                 TELIDENT, INC.
                                      DATED
                                FEBRUARY 25, 1998
                             AMENDED MARCH 25, 1999


         THIS CERTIFIES THAT, for value received, Mack Traynor (the "Holder"), or registered permitted assigns, is entitled to purchase from TELIDENT, INC. (the "Corporation"), a corporation organized and existing under the laws of the State of Minnesota, at the purchase price per share specified below (subject to adjustment as noted below) at any time or from time to time from the date upon which this Warrant, or any portion of this Warrant, vests in accordance with paragraph 3(d) hereof to and including the Termination Date (as hereinafter defined) up to 100,000 fully paid and non-assessable shares of the Corporation's Common Stock, par value $0.08 per share (the "Common Stock") (subject to adjustment and vesting requirements as noted below). This Warrant has been issued in connection with efforts relating to a consulting agreement. For purposes of this Warrant, "Termination Date" shall mean 5:00 P.M. Minneapolis time on the earlier of (i) the second anniversary of the date on which any portion of this Warrant becomes exercisable pursuant to paragraph 3(d) hereof or
(ii) the date on which that certain consulting agreement dated February 25, 1998 by and between the Corporation and the Holder is terminated if prior to the occurrence of an event set forth in paragraph 3(d) hereof, unless extended as provided herein.

         The purchase price shall be $1.188 per share (the "Purchase Price"). The Purchase Price shall be subject to adjustment as provided below.

         The Holder may sell, transfer, assign or otherwise dispose of any of its rights or obligations hereunder in accordance with applicable securities laws.

         This Warrant is subject to the following provisions, terms and conditions.

         1. This Warrant may be exercised by the Holder hereof, in whole or in part, by written notice of exercise delivered to the Corporation thirty (30) days prior to the intended date of exercise along with the surrender of this Warrant (properly endorsed if required) at the principal office of the Corporation and upon payment to it by wire transfer of the Purchase Price for the number of shares of Common Stock which the Holder elects to purchase. The Corporation agrees that the shares so purchased shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Subject to the provisions of the next succeeding paragraph, certificates for the shares of stock so purchased shall be delivered to the Holder hereof within a reasonable time, not exceeding ten (10) days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder hereof within such time.

         2. The Corporation covenants and agrees that all shares which may be issued upon exercise of the rights represented by this Warrant will, upon issuance, be duly authorized and issued, fully paid and nonassessable.

         3. The above provisions are subject to the following:

         (a) The Purchase Price shall, from and after the date of issuance of this Warrant, be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Purchase Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Purchase Price resulting from such adjustment.

         (b) In case the Corporation shall at any time subdivide or combine its outstanding shares of Common Stock into a greater number of shares, the Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased.

         (c) If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of the Common Stock of the Corporation immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such



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

         stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

         (d) This Warrant shall vest as follows:

                  (i) 100% of the Warrant shall vest if substantially all of the assets of the Corporation are sold to a non-affiliated entity or the Corporation is merged or consolidated with a non-affiliated entity where the Corporation is not the surviving entity.

                  (ii) (A) 40% of the Warrant shall vest upon the closing of any merger or consolidation of the Corporation with a non-affiliated entity where the Corporation is the surviving entity or upon the closing of an acquisition of all the stock or substantially all the assets of a non-affiliated entity by the Corporation (collectively, a "Transaction").

                           (B) 20% of the Warrant shall vest (in addition to the percentage vested in paragraph 3(d)(ii)(A) hereof) if the consideration paid or payable by the Corporation for the assets or stock of a non-affiliated entity in a Transaction exceeds $5,000,000.

                           (C) 20% of the Warrant shall vest (in addition to the percentage vested in paragraphs 3(d)(ii)(A) & (B) hereof) if the consideration paid or payable by the Corporation for the assets or stock of a non-affiliated entity in a Transaction exceeds $10,000,000.

                           (D) 20% of the Warrant (in addition to the percentage vested in paragraphs 3(d)(ii)(A), (B) & (C) hereof) if the consideration paid or payable by the Corporation for the assets or stock of a non-affiliated entity in a Transaction exceeds $15,000,000.

                           The portion of this Warrant that vests upon the
                  closing of a Transaction shall be limited to the percentage set forth in paragraph 3(d)(ii)(A), unless the consideration paid or payable by the Corporation for the assets or stock of a non-affiliated entity in a Transaction exceeds the dollar values set forth in paragraphs 3(d)(ii)(B), (C) or (D), in which case, the percentage of this



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

                  Warrant that vests shall be increased incrementally as provided therein, respectively.

         (e) No fractional shares of Common Stock shall be issued upon the exercise of this Warrant, but, instead of any fraction of a share which would otherwise be issuable, the Corporation shall pay a cash adjustment (which may be effected as a reduction of the amount to be paid by the Holder hereof upon such exercise) in respect of such fraction in an amount equal to the same fraction of the Market Price per share of Common Stock as of the close of business on the date of the notice required by paragraph 1 above. "Market Price" shall mean, if the Common Stock is traded on a securities exchange or on the NASDAQ SmallCap Market, the closing price of the Common Stock on such exchange or the NASDAQ SmallCap Market, or, if the Common Stock is otherwise traded in the over-the-counter market, the closing price, in each case averaged over a period of twenty (20) consecutive business days prior to the date as of which "Market Price" is being determined. If at any time the Common Stock is not traded on an exchange or the NASDAQ SmallCap Market, or otherwise traded in the over-the-counter market, the "Market Price" shall be the fair value thereof determined in good faith by the Board of Directors of the Corporation as of a date which is within fifteen (15) days of the date as of which the determination is to be made.

         4. As used herein, the term "Common Stock" shall include shares designated as Common Stock of the Corporation on the date of original issue of this Warrant or, in the case of any reclassification of the outstanding shares thereof, the stock, securities or assets provided for in paragraph 3(c) above.

         5. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Corporation.

         6. The Holder of this Warrant, by acceptance hereof, agrees to give written notice to the Corporation before transferring this Warrant or transferring any unregistered Common Stock issuable or issued upon the exercise hereof of Holder's intention to do so, describing briefly the manner of any proposed transfer of this Warrant or Holder's intention as to the disposition to be made of shares of Common Stock issuable or issued upon the exercise hereof. Holder shall also provide the Corporation with an opinion of counsel satisfactory to the Corporation to the effect that the proposed transfer of this Warrant or disposition of unregistered shares may be effected without registration or qualification (under any Federal or State law) of this Warrant or the shares of Common Stock issuable or issued upon exercise hereof. Upon receipt of such written notice and opinion by the Corporation, Holder shall be entitled to transfer this Warrant, or to exercise this Warrant in accordance with its terms and dispose of the shares received upon such exercise or to dispose of shares of Common Stock received upon the previous exercise of this Warrant, provided that an appropriate legend



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

respecting the aforesaid restrictions on transfer and disposition may be endorsed on this Warrant or the certificates for such shares.

         7. Subject to the provisions of paragraph 6 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, by the Holder hereof in person or by duly authorized attorney, upon surrender at the principal office of the Corporation of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that the bearer of this Warrant, when endorsed, may be treated by the Corporation and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Corporation, any notice to the contrary notwithstanding; but until such transfer on such books, the Corporation may treat the registered Holder hereof as the owner for all purposes.

         8. The obligations contained herein shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         9. All questions concerning this Warrant will be governed and interpreted and enforced in accordance with the internal law or the State of Minnesota.

         10. Any notice required to be given to the Corporation under the terms of this Warrant shall be in writing and addressed to the Secretary of the Corporation at One Main Street S.E., Suite 85, Minneapolis, MN 55414. All notices shall be deemed to have been given or delivered upon: personal delivery; five (5) days after deposit in the United States mail, certified or registered (return receipt requested); or one (1) business day after deposit with a nationally recognized overnight courier (prepaid).



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


         IN WITNESS WHEREOF, the Corporation and the Holder have caused this Amended Warrant to be signed effective March 25, 1999.


                                          HOLDER

                                          /s/ Mack Traynor
                                          ----------------
                                          Mack Traynor


                                          TELIDENT, INC.


                                          /s/ W. Edward McConaghay
                                          ------------------------
                                          By: W. Edward McConaghay
                                              Its: President and CEO



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



                             RESTRICTION ON TRANSFER


The securities evidenced hereby may not be transferred without (i) an opinion of counsel reasonably satisfactory to the Corporation that such transfer may be lawfully made without registration under the Federal Securities Act of 1933 and all applicable state securities laws or (ii) such registration.



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



                               FORM OF ASSIGNMENT
                       (TO BE SIGNED ONLY UPON ASSIGNMENT)



                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________________________________________________ this
Warrant, and appoints___________________________________________________ to
transfer this Warrant on the books of the Corporation with the full power of substitution in the premises.

Dated: _____________, 1999/200__

In the presence of:



                                     ------------------------------------------
                                     (Signature must conform in all respects to the name of the Holder as specified on the face of this Warrant without alteration, enlargement or any change whatsoever)



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


                                SUBSCRIPTION FORM

             To Be Executed by the Holder of This Warrant if Holder
              Desires to Exercise This Warrant in Whole or in Part:

To: Telident, Inc. (the "Corporation")

The undersigned _______________________________________________

         Please insert Social Security or other
         identifying number of Subscriber:  _____________________

hereby irrevocably elects to exercise the right of purchase represented by this Warrant for, and to purchase thereunder, ______________ shares of the Common Stock provided for therein and tenders payment herewith to the order of the Corporation in the amount of $_________, such payment being made as provided on the face of this Warrant.

The undersigned requests that certificates for such shares of Common Stock be issued as follows:

         Name:    _________________________________________________

         Address: _______________________________________________

         Deliver to:______________________________________________

         Address: _______________________________________________

and, if such number of shares of Common Stock shall not be all the shares of Common Stock purchasable hereunder, that a new Warrant for the balance remaining of the shares of Common Stock purchasable under this Warrant be registered in the name of, and delivered to, the undersigned at the address stated above.

         Dated:  __________________________

         Name:    __________________________

Note: The signature on this subscription form must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatever.




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